UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2020

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

uniQure N.V. (“uniQure”) held its 2020 Annual General Meeting of Shareholders (“AGM”) on Wednesday, June 17, 2020. The total number of uniQure’s ordinary shares (“Ordinary Shares”) eligible to vote at the AGM was 44,325,874, with one vote per Ordinary Share. The shareholders of uniQure voted on the following agenda items, each of which is described in more detail in uniQure’s proxy statement:

Agenda Item IV - To adopt the 2019 Dutch statutory annual accounts and treatment of the results

Regarding the proposal to adopt the Dutch statutory annual accounts for the financial year 2019, 35,218,156 votes were cast in favor of the proposal, 92,057 votes were cast against the proposal, 43,547 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item V - To discharge the liability of the Board of Directors of uniQure (the “Board”)

Regarding the proposal to grant discharge to the members of the Board for the management and conducted policy during the financial year 2019, 35,271,316 votes were cast in favor of the proposal, 21,275 votes were cast against the proposal, 61,169 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item VI(a) - To reappoint Mr. Madhavan Balachandran as a non-executive director

Regarding the proposal to reappoint Mr. Madhavan Balachandran as a non-executive director of the Board for a term ending at uniQure’s 2023 annual general meeting, 35,275,802 votes were cast in favor of the proposal, 66,340 votes were cast against the proposal, 11,618 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item VI(b) - To reappoint Mr. Jack Kaye as a non-executive director

Regarding the proposal to reappoint Mr. Jack Kaye as a non-executive director of the Board for a term ending at uniQure’s 2023 annual general meeting, 35,275,245 votes were cast in favor of the proposal, 64,504 votes were cast against the proposal, 14,011 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item VI(c) - To reappoint Mr. Jeremy Springhorn as a non-executive director

Regarding the proposal to reappoint Mr. Jeremy Springhorn as a non-executive director of the Board for a term ending at uniQure’s 2023 annual general meeting, 35,080,340 votes were cast in favor of the proposal, 259,609 votes were cast against the proposal, 13,811 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item VI(d) - To appoint Mr. Leonard Post as a non-executive director

Regarding the proposal to appoint Mr. Leonard Post as a non-executive director of the Board for a term ending at uniQure’s 2023 annual general meeting, 35,334,726 votes were cast in favor of the proposal, 4,707 votes were cast against the proposal, 14,327 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item VII - To renew the designation of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares

Regarding the proposal to renew the designation of the Board as the competent body to issue Ordinary Shares and grant rights to subscribe for Ordinary Shares, 27,366,516 votes were cast in favor of the proposal, 7,975,842 votes were cast against the proposal, 11,402 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item VIII – To reauthorize the Board as the competent body to exclude or limit preemptive rights in connection with the issuance of Ordinary Shares

Regarding the proposal to reauthorize the Board as the competent body to exclude or limit preemptive rights in connection with the issuance of Ordinary Shares, 23,000,610 votes were cast in favor of the proposal, 8,010,390 votes were cast against the proposal, 4,342,760 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item IX – To reauthorize the Board to repurchase Ordinary Shares

Regarding the proposal to reauthorize the Board to acquire uniQure’s own fully paid-up Ordinary Shares up to a maximum of 10% of the issued share capital of uniQure for a period of 18 months from the date of the AGM, 35,311,599 votes were cast in favor of the proposal, 22,168 votes were cast against the proposal, 19,993 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item X – To appoint KPMG Accounts N.V (“KPMG”) as uniQure’s external auditors for the financial year 2020

Regarding the proposal to appoint KPMG as the external auditor for the financial year 2020, 35,347,699 votes were cast in favor of the proposal, 2,387 votes were cast against the proposal, 3,674 votes abstained, and there were no non-votes and no uncast votes.

Agenda Item XI – To approve, on an advisory basis, the compensation of uniQure’s named executive officers

Regarding the proposal to approve, on an advisory basis, the compensation of uniQure’s named executive officers as disclosed in the Proxy Statement, 34,901,273 votes were cast in favor of the proposal, 445,724 votes were cast against the proposal, 6,763 votes abstained, and there were no non-votes and no uncast votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 22, 2020	By:	/S/ MATTHEW KAPUSTA
Matthew Kapusta
Chief Executive Officer and Chief Financial Officer

4